UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 1, 2004

OWENS–ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33–13061	34–1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Seagate, Toledo Ohio		43666
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247–5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2004, Owens-Brockway Glass Container Inc., a Delaware corporation (“OBGC”), an indirect, wholly-owned subsidiary of Owens-Illinois Group, Inc., a Delaware corporation (the “Company”), completed an offering of $400,000,000 of 6¾% Senior Notes due 2014 of OBGC and €225,000,000 of 6 ¾% Senior Notes due 2014 of OBGC (together, the “OBGC Notes”) in reliance on the exemptions provided by Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The OBGC Notes are governed by an Indenture dated as of December 1, 2004, by and among OBGC, the guarantors party thereto and Law Debenture Trust Company of New York, as trustee (the “OBGC Indenture”).

The description in this Current Report of the OBGC Indenture is not intended to be a complete description of the document, and the description is qualified in its entirety by the full text of the document which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	No.	Description

	4.1	Form of Indenture dated as of December 1, 2004, by and among Owens-Brockway Glass Container Inc., the guarantors party thereto and Law Debenture Trust Company of New York, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004

OWENS–ILLINOIS GROUP, INC.

(Registrant)

By:	/s/ Matthew G. Longthorne
Name: Matthew G. Longthorne
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

No.	Description

4.1	Form of Indenture dated as of December 1, 2004, by and among Owens-Brockway Glass Container Inc., the guarantors party thereto and Law Debenture Trust Company of New York, as trustee